AMENDMENT NO. 3 TO

COMMON STOCK PURCHASE WARRANT

This Amendment No. 3 (this “Amendment”) to Common Stock Purchase Warrant is entered into as of September 13, 2013, by and between Blue Calypso, Inc., a Delaware corporation (the “Company”), and LMD Capital, LLC (“LMD”).

WHEREAS, the Company issued Common Stock Purchase Warrants to LMD pursuant to a Securities Purchase Agreement dated September 1, 2011, which were subsequently amended by Amendment No. 1 to Common Stock Purchase Warrants dated April 19, 2012 and Amendment No. 2 to Common Stock Purchase Warrant dated April 29, 2013 (the “September 2011 Warrants” and together with this Amendment, the “Warrant”);

WHEREAS, the Company and the Holder desire to amend the September 2011 Warrants held by LMD to provide: (i) the exercise price of the September 2011 Warrants shall be $0.05 from the date hereof through the later of December 31, 2013 or forty five (45) days from the date on which the registration statement covering the shares underlying the September 2011 Warrants is declared effective by the Securities and Exchange Commission and shall thereafter increase to $0.15, (ii) the elimination of certain anti-dilution protection adjustments, (iii) the elimination of the cashless exercise feature, and (iv) the elimination of the requirement that the holder provide the Company with 61 days prior notice of its intent to change the beneficial ownership limitation to 9.99%.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Section 4(c) of the September 2011 Warrants is hereby deleted in its entirety.

2.

Section 9(c) of the September 2011 Warrants is hereby deleted in its entirety.

3.

Section 12 of the September 2011 Warrant is hereby deleted in its entirety and replaced with the following:

12.

Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4(b) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (a) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (b) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 12, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 12 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 12 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

4.

Effect of Amendment.  Except to the extent the September 2011 Warrants is modified by this Amendment, the remaining terms and conditions of the September 2011 Warrants shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the September 2011 Warrants and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE CALYPSO INC.
By: /s/ William Ogle Name: William Ogle Title: Chief Executive Officer

LMD CAPITAL, LLC By: /s/ Steven B. Solomon Name: Steven B. Solomon Title: Managing Member